UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  ___________
                                    FORM 8-K
                                  ___________



                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (date of earliest event reported): January 16, 2002




                   INTERCHANGE FINANCIAL SERVICES CORPORATION
             (Exact name of registrant as specified in its charter)



            New Jersey                  1-10518                 22-2553159
________________________________    ________________       __________________
(State or other jurisdiction of) (Commission File Number)  (I.R.S. Employer
incorporation or organization)                             Identification No.)


Park 80 West/Plaza Two, Saddle Brook, N.J.                       07663
__________________________________________                   _____________
(Address of principal executive offices)                      (Zip Code)


       Registrant's telephone number, including area code: (201) 703-2265


                                 Not Applicable
______________________________________________________________________________
         (Former name or former address, if changed since last report.)

Item 5.  Other Events

     On January 16, 2002, Interchange Financial Services Corporation ("Company") (NASDAQ: IFCJ), whose principal subsidiary is Interchange Bank ("Bank"), acquired certain assets and assumed certain liabilities of Monarch Capital Corporation ("Monarch"), pursuant to an Asset Purchase Agreement dated December 17, 2001, among the Company, Monarch and James Jenco, Monarch's sole shareholder. Monarch is a leasing and financing company located in West Caldwell, New Jersey that was formed in 1986 by Mr. Jenco. Mr. Jenco and members of his staff have joined Interchange Capital Company, L.L.C. ("ICC"), the Bank's equipment lease financing subsidiary.

     Subsequent to the transaction Monarch ceased operations except for the collection of certain loans and leases not acquired by the Company.

     The purchase price is payable partly in cash and partly in shares of IFCJ stock, subject to certain adjustments.

     In this asset purchase transaction, the Company acquired certain loans and leases valued at approximately $13.7 million. In addition, the Company assumed certain liabilities (borrowings) of Monarch, valued at approximately $13.2 million, which had been used to fund the loans and leases. The Company intends to use the acquired leases as part of its leasing business and to pay-off the assumed liabilities.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) Financial Statements:

             Not Applicable.

         (b) Pro Forma Financial Information:

             Not Applicable.

         (c) Exhibits.

             (99.1) Press Release issued on December 20,2001 with respect to the
                    Agreement. *



             (99.2) Press Release issued on January 29, 2002 with respect to the completion of the Purchase.

__________________________
* Incorporated herein by reference to the Company's Form 8-K, dated December 28, 2001.

                                   SIGNATURE
                                   _________

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2002               Interchange Financial Services Corporation


                                     By:/s/ Anthony Labozzetta
                                        _______________________________________
                                        Executive Vice President & CFO